Exhibit 4.13

FORM B Serial No. FOR CDP OFFICIAL USE ONLY Serial No. Acknowledgement of receipt for application submitted by hand to CDP's counter. No acknowledgement will be given for submissions deposited into boxes located at CDP's premises. Name(s) of Entitled Depositor(s) Securities Account Number CDP OFFICIAL/DATE Chartered Semiconductor Manufacturing Ltd. FORM B REMITTANCE TO BE ATTACHED HERE THIS IS NOT A TRANSFERABLE OR NEGOTIABLE DOCUMENT AND IS ONLY FOR USE BY THE DEPOSITOR(S) WHOSE NAME(S) APPEAR(S) BELOW. IF YOU ARE IN ANY DOUBT AS TO THE ACTION YOU SHOULD TAKE, YOU SHOULD CONSULT YOUR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER PROFESSIONAL ADVISER IMMEDIATELY. Chartered Semiconductor Manufacturing Ltd. (Incorporated in the Republic of Singapore on 16 November 1987) (Company Registration Number: (UEN) 198703584K) APPLICATION FORM FOR NEW ORDINARY SHARES (""ARS'') NAME(S) AND ADDRESS OF DEPOSITOR(S) Securities Account Number Last date and time for Acceptance and Payment: April 6, 2009 at 5.00 p.m. (if acceptance is made through CDP) April 6, 2009 at 9.30 p.m. (if acceptance is made through an ATM of a Participating Bank) Number of new ordinary shares provisionally allotted A purchaser of any provisional allotment of new ordinary shares, or purchaser, should inform his finance company or Depository Agent if his purchase of such provisional allotment of new ordinary shares is settled through the abovementioned intermediaries. In such instances, if the purchaser wishes to accept the new ordinary shares represented by the provisional allotment of new ordinary shares purchased, he needs to go through these intermediaries who will then accept the provisional allotment of new ordinary shares on his behalf. Please note that this ARS is only applicable if your purchase is settled under your direct Securities Account with The Central Depository (Pte) Limited, or CDP. IMPORTANT EACH DEPOSITOR MUST COMPLETE AND SIGN THIS ARS. AN UNSIGNED ARS IS LIABLE TO BE REJECTED. THIS ARS NEED NOT BE SUBMITTED TO CDP IF APPLICATION IS MADE THROUGH AN ATM OF A PARTICIPATING BANK (IF APPLICABLE). Chartered Semiconductor Manufacturing Ltd. 27 for 10 Renounceable Rights Offering of 6,869,926,194 Ordinary Shares directly or in the form of American Depositary Shares In connection with the rights offering, a Singapore offer information statement (comprising the prospectus supplement dated March 11, 2009, accompanying prospectus dated March 11, 2009, and instructions booklet for participation in the rights offering of new ordinary shares by Chartered Semiconductor Manufacturing Ltd. dated March 11, 2009, or instructions booklet) has been lodged as an offer information statement under Section 277 of the Securities and Futures Act, Chapter 289 of Singapore, or the Securities and Futures Act, with the Monetary Authority of Singapore, or the Authority. A copy of each of this ARS and the Singapore offer information statement has been lodged with the Authority. The Authority assumes no responsibility for the contents of this ARS and the Singapore offer information statement. Lodgment of this ARS and the Singapore offer information statement with the Authority does not imply that the Securities and Futures Act, or any other legal or regulatory requirements, have been complied with. The Authority has not, in any way, considered the merits of the new ordinary shares being offered for investment. In-principle approval has been obtained from the SGX-ST for the listing and quotation of all new ordinary shares arising from the rights offering on the Main Board of the SGX-ST, subject to certain conditions. All new ordinary shares arising from the rights offering will be admitted to the Official List of the SGX-ST and official quotation will commence after the share certificates in relation thereto have been issued and the notification letters from CDP have been despatched. The SGX-ST assumes no responsibility for the correctness or accuracy of any of the statements made, reports contained and opinions expressed in this ARS and the Singapore offer information statement. In-principle approval granted by the SGX-ST for the listing and quotation of the new ordinary shares arising from the rights offering on the Main Board of the SGX-ST is not to be taken as an indication of the merits of the Company, its subsidiaries, the ordinary shares in the capital of the Company, the rights offering, the rights to buy new ordinary shares (directly or in the form of American Depositary Shares), or the new ordinary shares arising from the rights offering (directly or in the form of American Depositary Shares). This ARS and the Singapore offer information statement may not be used for the purpose of, and do not constitute, an offer, invitation or solicitation to anyone in any jurisdiction under any circumstances in which such an offer, invitation or solicitation is unlawful or unauthorized, or to any person to whom it is unlawful to make such an offer, invitation or solicitation. To: CHARTERED SEMICONDUCTOR MANUFACTURING LTD. C/O THE CENTRAL DEPOSITORY (PTE) LIMITED Dear Sirs, ACCEPTANCE OF PROVISIONAL ALLOTMENT OF NEW ORDINARY SHARES *I/We hereby irrevocably accept:- (i) the number of new ordinary shares indicated in (A) on the following page; or (ii) the number of such new ordinary shares represented by the provisional allotment of new ordinary shares as may be standing to the credit of the ""Free Balance'' of *my/our Securities Account with CDP as at the abovementioned last date and time for acceptance and payment (whichever is the lesser number), at the subscription price of S$0.07 for each new ordinary share, or the subscription price, in accordance with and subject to the terms and conditions of the Singapore offer information statement, (if applicable) the Memorandum and Articles of Association of the Company, and the instructions contained in this ARS. *I/We hereby acknowledge that, in determining the total number of new ordinary shares represented by the provisional allotment of new ordinary shares which *I/we can validly accept, the Company and CDP is entitled, and *I/we hereby authorise the Company and CDP to take into consideration:- (i) the total number of new ordinary shares represented by the provisional allotment of new ordinary shares which *I/we have validly accepted, whether under this ARS and/or any other application form for new ordinary shares; (ii) the total number of new ordinary shares represented by the provisional allotment of new ordinary shares standing to the credit of the ""Free Balance'' of *my/our Securities Account with CDP which is available for acceptance; and (iii) the total number of new ordinary shares represented by the provisional allotment of new ordinary shares which has been disposed of by *me/us. *I/We hereby acknowledge that the determination of the Company and CDP shall be conclusive and binding on *me/us.

PAYMENT

For use by persons accepting through CDP with cashier’s order or banker’s draft
*I/We enclose herewith a *cashier’s order/banker’s draft drawn in Singapore currency on a bank in Singapore for the full amount payable for the provisional allotment of new ordinary shares accepted by *me/us at the subscription price. *I/We hereby authorise CDP to present the *cashier’s order/banker’s draft drawn in Singapore currency on a bank in Singapore for payment and to return or refund any acceptance monies or the balance thereof without interest or any share of revenue or other benefit arising therefrom by means of a crossed cheque drawn on a bank in Singapore and sent by ordinary post at *my/our risk to *my/our mailing address as recorded with CDP or in such other manner as *I/we may have agreed with CDP for the payment of any cash distributions.

ELIGIBILITY TO PARTICIPATE IN THE RIGHTS OFFERING
If *I/we have registered addresses outside Singapore and the United States, or *I/we *am/are accepting new ordinary shares on behalf of a person located or resident outside Singapore and the United States, *my/our attention *has/have been drawn to the section entitled “The Offering — Holders of ADSs and Ordinary Shares Not Eligible to Participate in this Offering” and “The Offering — Offering, Selling and Transfer Restrictions” in the Singapore offer information statement. *I/We note that *I/we should consult *my/our professional advisers before deciding whether to participate in the rights offering. It is *my/our responsibility to observe the laws of any relevant jurisdiction(s) and to ensure that *my/our participation in the rights offering (whether directly or on behalf of another person) would not require notification, registration, filing or any other action to be taken in such jurisdiction(s).
By accepting and/or renouncing this ARS, *I/we will be deemed to have represented and warranted to the Company that *I/we am/are not in any jurisdiction in which it is unlawful, or subject to any laws of any jurisdiction(s) which render it unlawful, to make or accept any offer to subscribe for new ordinary shares or to use this ARS in any manner in which *I/we have used or will use it.
Without prejudice to the foregoing, the Company reserves the right, but shall not be obliged to, treat as invalid any acceptance or purported acceptance, or decline to register such acceptance or purported acceptance (a) which appears to the Company or its agents to have been executed in any jurisdiction outside Singapore and the United States or which the Company believes may violate any applicable legislation of such jurisdiction, (b) which provides an address outside Singapore and the United States for the receipt of the share certificate(s) for the new ordinary shares or which requires the Company to despatch the share certificate(s) to an address in any jurisdiction outside Singapore and the United States or (c) which purports to exclude any deemed representation or warranty.

APPROPRIATION
*I/We hereby acknowledge that, in the case where:-

(a)	the amount of remittance payable to the Company in respect of *my/our acceptance of new ordinary shares and (if applicable) in respect of *my/our application for excess ordinary shares as per the instructions received by CDP on the Company’s behalf whether under this ARS, Application Form for New Ordinary Shares and Excess Ordinary Shares, or ARE, and/or any other application form for new ordinary shares and/or excess ordinary shares differs from the amount actually received by CDP, or
(b)	the amount as stated below in (A) in this ARS, (A) and (B) in the ARE and/or in any other application form for new ordinary shares differs from the amount received by CDP, or otherwise payable by *me/us in respect of *my/our acceptance of the new ordinary shares and (if applicable) in respect of *my/our application for the excess ordinary shares, the Company and CDP shall be entitled, and *I/we hereby authorise the Company and CDP, to determine and appropriate all amounts received by CDP on the Company’s behalf for each application on its own; whether under this ARS, the ARE and/or in any other application form for the new ordinary shares and/or excess ordinary shares as follows:- firstly, towards payment of all amounts payable in respect of *my/our acceptance of new ordinary shares; and secondly, (if applicable) towards payment of all amounts payable in respect of *my/our application for excess ordinary shares. Without prejudice to the above, the Company and CDP shall be entitled to make such appropriation for each application based on the amount received for that application, notwithstanding payment (or overpayment) made in this or other application(s). *I/We hereby acknowledge that the determination and appropriation by the Company and CDP shall be conclusive and binding on *me/us.
In the event that *I/we accept new ordinary shares by way of this ARS and/or the ARE and/or apply for excess ordinary shares by way of the ARE and/or ARS and also by way of an electronic application (if applicable), the Company and/or CDP shall be authorised and entitled to accept *my/our instructions in whichever mode or combination as the Company and/or CDP may, in their/its absolute discretion, deem fit. Without prejudice to the generality of the foregoing, in such a case, *I/we have irrevocably authorised the Company and/or CDP to apply all amounts received whether under this ARS, the ARE and/or any other acceptance and/or application for new ordinary shares (including an electronic application (if applicable)) in whichever mode or combination as the Company and/or CDP may, in their/its absolute discretion, deem fit.

REGISTRATION
*I/We hereby request and authorise the Company to register the new ordinary shares in the name of CDP (or its nominee) and to credit the same to *my/our abovementioned Securities Account with CDP.
*I/We hereby acknowledge that:- (i) *my/our receipt of this ARS was accompanied by the Singapore offer information statement (if *my/our registered address with CDP as at the ordinary shares books closure date is in Singapore, or if *I/we had, at least three market days prior to the ordinary shares books closure date, provided CDP with an address in Singapore for the service of notices or documents) or the U.S. prospectus together with the instructions booklet (if *my/our registered address with CDP as at the ordinary shares books closure date is in the United States, or if *I/we had, at least three market days prior to the ordinary shares books closure date, provided CDP with an address in United States for the service of notices or documents); (ii) this ARS and the Singapore offer information statement (if *my/our registered address with CDP as at the ordinary shares books closure date is in Singapore, or if *I/we had, at least three market days prior to the ordinary shares books closure date, provided CDP with an address in Singapore for the service of notices or documents) or the U.S. prospectus together with the instructions booklet (if *my/our registered address with CDP as at the ordinary shares books closure date is in the United States, or if *I/we had, at least three market days prior to the ordinary shares books closure date, provided CDP with an address in United States for the service of notices or documents) were received by *me/us in Singapore or the United States; and (iii) if *my/our registered address with CDP as at the ordinary shares books closure date is in the United States, or if *I/we had, at least three market days prior to the ordinary shares books closure date, provided CDP with an address in United States for the service of notices or documents, all references herein to the Singapore offer information statement, the contents of which are substantially similar to the U.S. prospectus together with the instructions booklet, shall be construed as the U.S. prospectus together with the instructions booklet.

Subscription
		price for each		**Amount payable to	**Cashier’s order/banker’s draft no.
		new ordinary		“CDP — CHARTERED SGD RIGHTS	(indicate name of bank)
Chartered Semiconductor Manufacturing Ltd.	Quantity	share		OFFERING ACCOUNT”	(Only one single remittance is required)
(A) Number of new ordinary shares accepted		S$	0.07	S$

NOTE: CDP only accepts BANKER’S DRAFT/CASHIER’S ORDER. Acceptance through CDP using any other mode of payment such as the use of a PERSONAL CHEQUE, POSTAL ORDER OR MONEY ORDER issued by a Post Office in Singapore will be rejected by CDP.

Name(s) and capacity(ies) of at least two authorised signatories (if entitled depositor is a corporation)

1.	2.
Date	Name and capacity	Name and capacity	Signature(s) of depositor(s)/joint depositors.
(For corporations, at least two (2) authorised signatories and the
Common Seal to be affixed in accordance with their
Memorandum and Articles of Association)

*	Delete accordingly.

**	For use by persons accepting through CDP with cashier’s order or banker’s draft drawn in Singapore currency on a bank in Singapore.

Form B

INSTRUCTIONS FOR COMPLETION OF THIS APPLICATION FORM FOR NEW ORDINARY SHARES (“ARS”)

This ARS should be completed if you wish to accept the new ordinary shares provisionally allotted to you as indicated in this ARS unless your acceptance is made by electronic application (if applicable).

THIS ARS IS NOT TRANSFERABLE AND MAY ONLY BE USED BY YOU.

ACCEPTANCE OF PROVISIONAL ALLOTMENT OF NEW ORDINARY SHARES

To accept all or part of the number of new ordinary shares provisionally allotted to you as indicated in this ARS, please:-

(i)	complete and sign this ARS and return it together with a single remittance as payment for the full amount due on acceptance by hand to CHARTERED SEMICONDUCTOR MANUFACTURING LTD. C/O THE CENTRAL DEPOSITORY (PTE) LIMITED, 4 SHENTON WAY #02-01, SGX CENTRE 2, SINGAPORE 068807, or by post, at your own risk, in the enclosed self-addressed envelope provided, to CHARTERED SEMICONDUCTOR MANUFACTURING LTD. C/O THE CENTRAL DEPOSITORY (PTE) LIMITED, ROBINSON ROAD POST OFFICE P.O. BOX 1597, SINGAPORE 903147, in each case so as to arrive not later than 5.00 p.m. on April 6, 2009; or

(ii)	make an electronic application through an ATM of a Participating Bank (if applicable) using cash only by authorising such Participating Bank to deduct the full amount payable for the relevant number of new ordinary shares accepted from your account with such Participating Bank by following the instructions appearing on the ATM screens of such Participating Bank not later than 9.30 p.m. on April 6, 2009. NO CASHIER’S ORDER OR BANKER’S DRAFT IS REQUIRED IF YOU ARE ACCEPTING THROUGH AN ATM OF A PARTICIPATING BANK. This ARS need not be submitted to CDP if an electronic application is made.

The new ordinary shares provisionally allotted to you and standing to the credit of your Securities Account with CDP will be deemed to have been declined and will forthwith lapse and become void, and will cease to be capable of acceptance if an acceptance of such new ordinary shares and payment therefore are not made through CDP by 5.00 p.m. on April 6, 2009 or (if applicable) through an ATM of a Participating Bank by 9.30 p.m. on April 6, 2009 in accordance with and subject to the terms and conditions contained in the Singapore offer information statement, (if applicable) the Memorandum and Articles of Association of the Company, and the instructions contained in this ARS. To the extent that such provisional allotment of new ordinary shares have been accepted in part only, the balance will be deemed to have been declined and will forthwith lapse and become void and cease to be capable of being accepted by you. CDP takes no responsibility for any decision that you or the Company may make.

Where an acceptance, (if applicable) excess application and/or payment does not conform strictly to the instructions set out under the Singapore offer information statement, the ARE, ARS, PAL and/or any other application form for new ordinary shares and/or excess ordinary shares, or where an acceptance and/or excess application is illegible, incomplete, or incorrectly completed or accompanied by an improperly or insufficiently drawn remittance, or does not comply with the instructions for electronic application (if applicable), or where the “Free Balance” of your Securities Account is not credited with, or is credited with less than the relevant number of new ordinary shares accepted as at the last date and time for acceptance, excess application and payment for the new ordinary shares, the Company and/or CDP may, at their/its absolute discretion, reject or treat as invalid any such acceptance, excess application, payment and/or other process of remittance at any time after receipt in such manner as they/it may deem fit.

The Company and/or CDP shall be entitled to process each application submitted by a depositor for the acceptance of his provisional allotment of new ordinary shares and (if applicable) excess application and the payment received in relation thereto on its own, without regard to any other application and payment that may be submitted by the same depositor. For the avoidance of doubt, insufficient payment for an application may render the application invalid. Evidence of payment (or overpayment) in other applications shall not constitute, or be construed as, an affirmation of such invalid acceptance and (if applicable) application for excess ordinary shares.

Subject to compliance with any applicable law or the rules of any applicable stock exchange, the Company may consummate the rights offering even if the underwriting agreement (as defined in the Singapore offer information statement) is terminated or the conditions precedent to the underwriting obligations of the underwriters (as defined in the Singapore offer information statement) under the underwriting agreement are not fulfilled or (if applicable) waived on or prior to the closing date of the rights offering.

REMITTANCE

If you are accepting through an ATM of a Participating Bank (if applicable), no cashier’s order or banker’s draft is required. You must have a valid ATM card issued in your own name by the relevant Participating Bank. This ARS need not be submitted to CDP if you are accepting through an ATM of a Participating Bank.

If you are accepting your provisional allotment of new ordinary shares through CDP, the duly completed ARS must be accompanied by A SINGLE REMITTANCE for the full amount payable for the relevant number of new ordinary shares accepted at the subscription price, made in Singapore currency in the form of a cashier’s order or banker’s draft drawn on a bank in Singapore and made payable to “CDP − CHARTERED SGD RIGHTS OFFERING ACCOUNT” and crossed “NOT NEGOTIABLE, A/C PAYEE ONLY”. Your name and Securities Account number must be clearly written in block letters on the reverse side of the cashier’s order or banker’s draft. NO COMBINED CASHIER’S ORDER OR BANKER’S DRAFT FOR DIFFERENT SECURITIES ACCOUNTS OR OTHER FORM OF PAYMENT (INCLUDING THE USE OF A PERSONAL CHEQUE, POSTAL ORDER OR MONEY ORDER ISSUED BY A POST OFFICE IN SINGAPORE) WILL BE ACCEPTED.

CERTIFICATES

The certificates for the new ordinary shares will be registered in the name of CDP or its nominee. Upon the crediting of the new ordinary shares, CDP will send to you, BY ORDINARY POST and AT YOUR OWN RISK, a notification letter showing the number of new ordinary shares credited to your Securities Account.

SALE OF PROVISIONAL ALLOTMENT OF NEW ORDINARY SHARES

If you wish to sell all or part of your provisional allotment of new ordinary shares, you may do so through your dealer or remisier, for the period up to the last day for trading of the provisional allotment of new ordinary shares as determined by the SGX-ST. If you have sold only part of your provisional allotment of new ordinary shares, you can accept the balance of your provisional allotment of new ordinary shares by completing this ARS or by electronic application (if applicable) and following the instructions under the paragraphs captioned “ACCEPTANCE OF PROVISIONAL ALLOTMENT OF NEW ORDINARY SHARES” above. If you wish to sell all or part of your provisional allotment of new ordinary shares, you need not forward this ARS to the purchaser(s) as arrangements will be made by CDP for a separate ARS to be issued and sent to the purchaser(s) at his/their respective address(es) in Singapore or the United States as recorded with CDP.

GENERAL INSTRUCTIONS

(1)	Submission of this ARS purporting to be signed by the person(s) in whose name(s) it was issued shall be conclusive evidence in favour of the Company, CDP and the joint lead managers and underwriters of the title of the person(s) lodging it to deal with the same.

(2)	If payment and acceptance of the provisional allotment of new ordinary shares in the manner specified in this ARS and the Singapore offer information statement are not received through CDP by 5.00 p.m. on April 6, 2009 or through an ATM of a Participating Bank by 9.30 p.m. on April 6, 2009 (if applicable), the provisional allotment of new ordinary shares will be deemed to have been declined and will lapse and become void and cease to be capable of acceptance. In such event, CDP will, on behalf of the Company, return or refund all monies received subsequent to the specified time and date to you without interest or any share of revenue or other benefit arising therefrom by (i) CREDITING YOUR BANK ACCOUNT WITH THE RELEVANT PARTICIPATING BANK AT YOUR OWN RISK (if you accept and (if applicable) apply through an ATM of a Participating Bank (if applicable)), the receipt by such Participating Bank being good discharge to CDP, the Company and the joint lead managers and underwriters for their obligations, if any, or (ii) BY MEANS OF A CROSSED CHEQUE IN SINGAPORE CURRENCY DRAWN ON A BANK IN SINGAPORE SENT BY ORDINARY POST AT YOUR OWN RISK to your mailing address as maintained with CDP or in such other manner as you may have agreed with CDP for the payment of any cash distributions (if you accept and (if applicable) apply through CDP).

(3)	Any surplus acceptance monies will be (i) CREDITED TO YOUR BANK ACCOUNT WITH THE RELEVANT PARTICIPATING BANK AT YOUR OWN RISK (if you accept and (if applicable) apply through an ATM of a Participating Bank (if applicable)), the receipt by such Participating Bank being good discharge to CDP, the Company and the joint lead managers and underwriters for their obligations, if any, or (ii) BY MEANS OF A CROSSED CHEQUE IN SINGAPORE CURRENCY DRAWN ON A BANK IN SINGAPORE SENT TO YOU BY ORDINARY POST AT YOUR OWN RISK to your mailing address as recorded with CDP or in such other manner as you may have agreed with CDP for the payment of any cash distributions (if you accept through CDP), in each case without interest or any share of revenue or other benefit arising therefrom.

(4)	Please write clearly in English, using block letters.

(5)	Your attention is drawn to those provisions of Part VIII of the Securities and Futures Act, and The Singapore Code on Take-overs and Mergers, which may be applicable to an acquisition of ordinary shares in the capital of the Company. You should also consider the implications of those provisions before you accept the provisional allotment of new ordinary shares under this ARS.

(6)	On behalf of the Company, CDP reserves the right to refuse to accept any acceptance(s) if this ARS is not duly executed or if the “Free Balance” of your Securities Account is not credited with, or is credited with less than the relevant number of new ordinary shares accepted as at the last date and time for acceptance, excess application and payment or for any other reason(s) whatsoever the acceptance is in breach of, or is not in accordance with, the terms and conditions of, or instructions set out in, this ARS, the Singapore offer information statement or (if applicable) the Memorandum and Articles of Association of the Company, at CDP’s absolute discretion, and to return or refund all monies received to you without interest or any share of revenue or other benefit arising therefrom by (i) CREDITING YOUR BANK ACCOUNT WITH THE RELEVANT PARTICIPATING BANK AT YOUR OWN RISK (if you accept through an ATM of a Participating Bank (if applicable)), the receipt by such Participating Bank being good discharge to CDP, the Company and the joint lead managers and underwriters for their obligations, if any, or (ii) BY MEANS OF A CROSSED CHEQUE IN SINGAPORE CURRENCY DRAWN ON A BANK IN SINGAPORE SENT TO YOU BY ORDINARY POST AT YOUR OWN RISK to your mailing address as maintained with CDP or in such other manner as you may have agreed with CDP for the payment of any cash distributions (if you accept through CDP).

(7)	In the event that the Company and/or CDP receives instructions to accept the provisional allotment of new ordinary shares together with payment therefor both by way of this ARS, whether directly to CDP and/or through an ATM of a Participating Bank (if applicable), the Company/CDP shall be authorized and entitled to accept your instructions in whichever mode or a combination thereof as it/they may, in its/their absolute discretion, deem fit. In determining the number of new ordinary shares which you have validly given instructions to accept, you shall be deemed to have irrevocably given instructions to accept the lesser of the aggregate number of new ordinary shares you have accepted by way of this ARS, whether directly to CDP and/or through an ATM of a Participating Bank (if applicable), or the number of new ordinary shares represented by the provisional allotment standing to the credit of the “Free Balance” of your Securities Account which is available for acceptance as at the last date of acceptance and payment. The Company and/or CDP, in determining the number of new ordinary shares in which you have given valid instructions for acceptance, shall be authorized and entitled to have regard to the aggregate amount of payment received for the acceptance of the new ordinary shares, whether by way of cashier’s order or banker’s draft accompanying this ARS or by way of application through an ATM of a Participating Bank (if applicable), which you have authorised or deemed to have authorised to be applied towards the payment in respect of your acceptance.

(8)	By completing and delivering this ARS or by making an electronic application through an ATM of a Participating Bank (if applicable) and in consideration of the Company issuing and distributing this ARS to you, you agree that: -

(a)	your acceptance of the provisional allotment of new ordinary shares is irrevocable (whether or not any supplementary or replacement document is lodged with the Authority);

(b)	your remittance will be honoured on first presentation and that any monies returnable may be held pending clearance of your payment and will not bear interest or enjoy any share of revenue or other benefit arising therefrom;

(c)	the contract arising from your acceptance of the provisional allotment of new ordinary shares represented by this ARS shall be governed by, and construed in accordance with, Singapore law and you irrevocably submit to the non-exclusive jurisdiction of the Singapore courts;

(d)	in the event that your acceptance of your provisional allotment of new ordinary shares is invalid, presentation of your remittance for payment by or on behalf of the Company shall not constitute, or be construed as, an affirmation of such invalid acceptance;

(e)	any interest, share of revenue or other benefit accruing on or arising from or in connection with any acceptance monies shall be for the benefit of the Company and neither the Company, CDP, CPF Board, the joint lead managers and underwriters nor any other person involved in the rights offering shall be under any obligation whatsoever to account for such interest, share of revenue or other benefit to you or any other person;

(f)	you will not be entitled to exercise any remedy of rescission for misrepresentation at any time after your acceptance of your provisional allotment of new ordinary shares;

(g)	in accepting your provisional allotment of new ordinary shares, reliance is placed solely on the information contained in the Singapore offer information statement and that none of the Company, CDP, CPF Board, the joint lead managers and underwriters or any other person involved in the rights offering shall have any liability for any information not so contained; and

(h)	you authorise CDP to give, provide, divulge, disclose or reveal any information pertaining to your Securities Account maintained in CDP’s record, including, without limitation, your name(s), your NRIC number(s) or passport number(s), Securities Account number(s), address(es), the number of ordinary shares standing to the credit of your Securities Account, the number of new ordinary shares provisionally allotted to you, your acceptance and/or (if applicable) excess application and any other information to the Company, the joint lead managers and underwriters and any other relevant parties as CDP may deem fit for the purpose of the rights offering and your acceptance of your provisional allotment of new ordinary shares.

(9)	You also irrevocably agree and acknowledge that the submission of your acceptance and (if applicable) excess application and payment thereof if effected through an ATM of a Participating Bank (if applicable), is subject to risks of electrical, electronic, technical and computer-related faults and breakdowns, fires, acts of God, mistakes, losses, theft (in each case whether or not within the control of the Company, CDP, CPF Board, the joint lead managers and underwriters, the Share Registrar or the Participating Banks) and any other events whatsoever beyond the control of the Company, CDP, CPF Board, the joint lead managers and underwriters, the Share Registrar and/or the Participating Banks and if, in any such event, the Company, CDP, CPF Board, the joint lead managers and underwriters, the Share Registrar and/or the Participating Banks do not record or receive the same by the last date and time for acceptance, excess application and payment for the new ordinary shares, or such data or tape containing such data is lost, corrupted, destroyed or not otherwise accessible, whether wholly or partially for whatever reason, you shall be deemed not to have accepted the new ordinary shares and (if applicable) applied for the excess ordinary shares and you shall have no claim whatsoever against the Company, CDP, CPF Board, the joint lead managers and underwriters, the Share Registrar or the Participating Banks in respect of any purported acceptance thereof and (if applicable) excess application thereof, or for any compensation, loss or damages in connection therewith or in relation thereto.

(10)	Unless expressly provided to the contrary in the Singapore offer information statement and this ARS, a person who is not a party to any contracts made pursuant to the Singapore offer information statement and this ARS has no rights under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to enforce any term of such contracts. Notwithstanding any term contained herein or therein, the consent of any third party is not required for any subsequent agreement by the parties hereto or thereto to amend or vary (including any release or compromise of any liability) or terminate such contracts. Where third parties are conferred rights under such contracts, those rights are not assignable or transferable.

(11)	Terms defined or construed in this ARS shall, unless otherwise stated, bear the meanings assigned to them in the Singapore offer information statement.

(12)	A reference to a time of the day in this ARS shall be reference to Singapore time, unless otherwise stated.